UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 09, 2022

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement for Robert Shepardson

On August 9, 2022, American Well Corporation (the “Company”) entered into an amendment (the “Shepardson Amendment”) to the existing Employment Agreement, dated as of September 15, 2021, with Robert Shepardson (Chief Financial Officer) (the “Shepardson Employment Agreement”). Pursuant to the Shepardson Amendment, Mr. Shepardson’s title was changed to EVP and Chief Financial Officer. In addition, the Shepardson Amendment provides that if Mr. Shepardson’s employment is involuntarily terminated (i.e., terminated by the Company without Cause (as defined in the Shepardson Employment Agreement) or by Mr. Shepardson with Good Reason (as defined in the Shepardson Employment Agreement)), each unvested equity award held by Mr. Shepardson at the time of termination will vest as to the portion that would have vested had Mr. Shepardson remained employed by the Company through the first anniversary of his termination date (and will otherwise be governed by the terms of the applicable plan and/or award agreement). Except as provided in the Shepardson Amendment, the terms and conditions of the Shepardson Employment Agreement remain unchanged and continue in full force and effect.

The foregoing summary description of the Shepardson Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Shepardson Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.

Amendment to Employment Agreement for Kurt Knight

On August 9, 2022, the Company entered into an amendment (the “Knight Amendment”) to the existing Employment Agreement, dated as of August 26, 2020, with Kurt Knight (Chief Operating Officer) (the “Knight Employment Agreement”). Pursuant to the Knight Amendment, Mr. Knight’s title was changed to EVP and Chief Operating Officer. In addition, the Knight Amendment provides that if Mr. Knight’s employment is involuntarily terminated (i.e., terminated by the Company without Cause (as defined in the Knight Employment Agreement) or by Mr. Knight with Good Reason (as defined in the Knight Employment Agreement)), each unvested equity award held by Mr. Knight at the time of termination will vest as to the portion that would have vested had Mr. Knight remained employed by the Company through the first anniversary of his termination date (and will otherwise be governed by the terms of the applicable plan and/or award agreement). Except as provided in the Knight Amendment, the terms and conditions of the Knight Employment Agreement remain unchanged and continue in full force and effect.

The foregoing summary description of the Knight Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Knight Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.

Amendment to Employment Agreements for Phyllis Gotlib

On August 9, 2022, the Company, through its Israeli branch, entered into an amendment (the “Gotlib Amendment”) to the existing Employment Agreement, dated as of April 8, 2022, with Phyllis Gotlib (President, American Well International) (the “Gotlib Employment Agreement”). Pursuant to the Gotlib Amendment, Ms. Gotlib’s title was changed to EVP and President, American Well International. In addition, the Gotlib Amendment provides that if Ms. Gotlib’s employment is involuntarily terminated (i.e., terminated by the Company without Cause (as defined in the Gotlib Employment Agreement) or by Ms. Gotlib with Good Reason (as defined in the Gotlib Employment Agreement)), each unvested equity award held by Ms. Gotlib at the time of termination will vest as to the portion that would have vested had Ms. Gotlib remained employed by the Company through the first anniversary of her termination date (and will otherwise be governed by the terms of the applicable plan and/or award agreement). Except as provided in the Gotlib Amendment, the terms and conditions of the Gotlib Employment Agreement remain unchanged and continue in full force and effect.

The foregoing summary description of the Gotlib Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Gotlib Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	August 12, 2022	By:	/s/ Bradford Gay
Bradford Gay Senior Vice President, General Counsel